UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2006

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On May 1, 2006, The Genlyte Group Incorporated issued the news release attached hereto as Exhibit 99.1 titled “Genlyte Announces Record First Quarter Sales and Earnings.”

The information in this current report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Security Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	News release issued by The Genlyte Group Incorporated titled “Genlyte Announces Record First Quarter Sales and Earnings”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

(Registrant)

Date: May 1, 2006
/s/ William G. Ferko

Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release issued by The Genlyte Group Incorporated titled “Genlyte Announces Record First Quarter Sales and Earnings”

Exhibit 99.1
The Genlyte Group Incorporated
10350 Ormsby Park Place, Suite 601
Louisville, KY 40223

News Release	For Immediate Release

Contact: William G. Ferko, CFO
(502) 420-9502

GENLYTE ANNOUNCES RECORD FIRST QUARTER SALES AND EARNINGS

Louisville, KY, May 1, 2006. The Genlyte Group Incorporated (NASDAQ: GLYT) today announced record first quarter net sales of $329.2 million, which increased 9.2% compared to $301.4 million in the first quarter of 2005. The Company also reported record first quarter earnings per share of $1.70 compared to $0.64 for the first quarter of 2005 (after adjustment for the May 2005 2-for-1 stock split). The first quarter net income of $48.6 million increased 170.1% from $18.0 million reported for the first quarter of 2005 and includes a one-time net tax benefit of $24.7 million, or $0.86 per share, related to a change in corporate tax structuring. Excluding this tax benefit, net income and earnings per share improved 32.8% and 29.7%, respectively.

Chairman, President and CEO Larry Powers said, “We are pleased to report first quarter increases in both sales and earnings. The combination of adding new products and maintaining previously announced price increases helped us achieve higher sales and gross profit margins for the first quarter.

“Our commercial indoor and outdoor lighting business activity accelerated during the quarter and exceeded expectations; while the residential segment continued its relatively strong business pattern. Unfortunately, the price increase from June of last year will be substantially offset by actual or anticipated commodity cost increases for materials such as copper, aluminum, ballasts, steel, and zinc coatings. In addition, we are experiencing cost pressures from energy costs related to fuel surcharges throughout our operations. As a result, we recently announced a 5% to 10% general price increase which will be effective as of June 1, 2006. All orders submitted to Genlyte prior to June 1, 2006 for immediate release will be honored at current price levels.

“Our results for the quarter were favorably impacted by a sales mix of higher margin products specified by those who understand the benefits of more energy efficient, higher quality lighting fixtures for commercial applications. In addition, some of our sales and earnings improvements are attributed to the following factors:
▪
Sales were higher due to the price increase in November 2004 that was not repeated in the fourth quarter of 2005. This probably resulted in pre-buying during the fourth quarter of 2004 and resulted in lower first quarter 2005 sales.

▪	Warm weather in January 2006 resulted in accelerated construction projects.
▪	Price increase from June 2005 provides continued year-over-year benefit.
▪	Post hurricane Katrina construction activity is starting to accelerate.”

“Total order input and quotation activity during the quarter was relatively strong compared to last year and continued to accelerate during the quarter. Our backlog is 29.6% above prior year. We are pleased that our gross profit margin increased during the first quarter to 38.3% compared to 36.3% last year. The operating profit margin increased during the first quarter to 13.2% from 10.6% last year. These margin increases are primarily attributed to the product mix of higher value-added products.”

Vice President and CFO Bill Ferko stated, “Our first quarter net income and earnings per share results were significantly impacted by the requirement to recognize a $24.7 million tax provision benefit related to the change in corporate tax structure of Genlyte Thomas Group from partnership status to corporate status. As a result, a portion of the deferred taxes accumulated on the outside basis of Genlyte Thomas Group were required to be recognized into net income. This tax benefit was partially offset by $2.0 million of additional tax expense for a foreign dividend of subsidiary earnings.

“During the first quarter, we recognized operating expenses at our San Marcos, TX operation related to the combination of employee relocation and severance of $186 thousand; in addition to start-up inefficiencies of $1.7 million. Start-up inefficiencies are expected to continue during the second quarter of 2006, with the total impact expected to be $2.0 to $3.0 million during 2006.

“During the quarter we used $20.5 million cash for operations plus plant and equipment investments compared to the first quarter of last year when we used $23.4 million. The first quarter traditionally has heavy cash needs for tax payments, distributor rebates and incentive compensation payments. In addition, the increase in accounts receivable and inventories from year-end used $17.8 million of cash.

“We closed the first quarter of 2006 with total debt of $146.3 million compared to $258.5 million in 2005. Our total debt less cash and short-term investments (net debt position) was $83.8 million at the end of the first quarter compared to a net debt position of $190.2 at the end of the first quarter 2005, and a net debt position of $70.7 million at the end of 2005.”

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has presented a table of adjusted operating results, which includes non-GAAP financial information. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items of operating results that were unusual and not indicative of the Company’s core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. The non-GAAP financial information included in this news release has been reconciled to the nearest GAAP measure.

Live audio of Genlyte’s conference call with securities analysts, scheduled for 11:00 a.m. EDT on May 1, can be accessed from the investor relations section of Genlyte’s website (http://www.genlyte.com) or from www.vcall.com. An audio replay of the call will be available for 90 days.

The Genlyte Group Incorporated (NASDAQ: GLYT) controls a 100% interest in Genlyte Thomas Group LLC, which is a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets. Genlyte Thomas sells lighting and lighting accessory products under the major brand names of Capri, Chloride Systems, Crescent, Day-Brite, Gardco, Hadco, Ledalite, Lightolier, Lightolier Controls, Lumec, Shakespeare Composite Structures, Stonco, Thomas, Vari-Lite, Wide-Lite, and Canlyte.

The statements in this report with respect to future results, future expectations, and plans for future activities and synergies may be regarded as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and actual results may differ materially from those currently expected. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such future results are subject to various risks, such as the ability of the Company to meet new business sales goals and realize desired price increases, fluctuations in commodity and transportation costs, slowing of the overall economy, changes in foreign currency translation rates, increased interest costs arising from a change in the Company’s leverage or change in rates, failure of the Company’s plans to produce anticipated cost savings, the outcome of pending litigation, the timing and magnitude of capital expenditures, as well as other risks discussed in the Company’s filing with the Securities Exchange Commission. The Company makes no commitment to disclose any revision to forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements.

For additional information about Genlyte please refer to the Company’s web site at: http://www.genlyte.com.

The table below presents a comparison of condensed consolidated statements of income (unaudited and preliminary) for the three months ended April 1, 2006 and April 2, 2005, as well as adjusted net income and adjusted earnings per share for the one-time tax provision benefit.

	April 1, 2006	April 2, 2005	% Change

Net Sales	$329,174	$301,361	9.2%

Operating Profit	$43,577	$31,835	36.9%

Net Income	$48,627	$18,006	170.1%

E.P.S. (1)	$1.70	$0.64	165.6%

Average Shares Outstanding (1)	28,669	28,238	1.5%

Tax Provision Benefit (2)	$24,715	$-	100.0%

Adjusted Net Income (2)	$23,912	$18,006	32.8%

Impact of Tax Provision Benefit on E.P.S.	$0.86	$-	100.0%

(1) Fully diluted, and adjusted for the May 23, 2005 two-for-one stock split.
(2) The one-time tax provision benefit relating to the change in corporate tax structuring of GTG is provided to present first quarter 2006 results on a more comparable basis with the first quarter of 2005.

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED APRIL 1, 2006 AND APRIL 2, 2005
(Amounts in thousands, except earnings per share data)
(Unaudited and Preliminary)

	2006	2005
Net sales	$329,174	$301,361
Cost of sales	203,184	192,095
Gross profit	125,990	109,266
Selling and administrative expenses	81,788	76,830
Amortization of intangible assets	625	601
Operating profit	43,577	31,835
Interest expense, net	1,119	2,382
Minority interest	-	(31)
Income before income taxes	42,458	29,484
Income tax (benefit) provision	(6,169)	11,478
Net income	$48,627	$18,006

Earnings per share:
Basic	$1.74	$0.65
Diluted	$1.70	$0.64

Weighted average number of shares outstanding:
Basic	28,003	27,630
Diluted	28,669	28,238

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED BALANCE SHEETS
AS OF APRIL 1, 2006 AND DECEMBER 31, 2005
(Amounts in thousands)
(Unaudited and Preliminary)

	April 2,	December 31,
	2006	2005
Assets:
Current Assets:
Cash and cash equivalents	$59,306	$78,042
Short-term investments	3,202	17,667
Accounts receivable, less allowances for doubtful accounts of
$5,948 and $6,017 as of April 1, 2006 and December 31, 2005, respectively	203,457	186,691
Inventories	153,325	152,573
Deferred income taxes and other current assets	32,214	13,459
Total current assets	451,504	448,432
Property, plant and equipment, at cost	450,727	446,236
Less: accumulated depreciation and amortization	286,174	280,159
Net property, plant and equipment	164,553	166,077
Goodwill	257,052	257,233
Other intangible assets, net of accumulated amortization	112,109	112,639
Other assets	5,650	5,525
Total Assets	$990,868	$989,906

Liabilities & Stockholders' Equity:
Current Liabilities:
Short-term debt	$80,140	$80,140
Current maturities of long-term debt	158	156
Accounts payable	110,356	115,678
Accrued expenses	81,376	101,192
Total current liabilities	272,030	297,166
Long-term debt	66,032	86,076
Deferred income taxes	28,676	35,016
Other long-term liabilities	25,500	26,036
Total liabilities	392,238	444,294
Stockholders' Equity:
Common stock	281	280
Additional paid-in capital	69,269	64,207
Retained earnings	506,144	457,517
Accumulated other comprehensive income	22,936	23,608
Total stockholders' equity	598,630	545,612
Total Liabilities & Stockholders' Equity	$990,868	$989,906

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED APRIL 1, 2006 AND APRIL 2, 2005
(Amounts in thousands)
(Unaudited and Preliminary)

	2006	2005
Cash Flows From Operating Activities:
Net income	$48,627	$18,006
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	7,522	7,753
Net (gain) loss from disposals of property, plant and equipment	(9)	78
Provision for deferred income taxes	(25,341)	-
Minority interest	(1,037)	(30)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(16,899)	(9,267)
Inventories	(860)	(8,864)
Deferred income taxes and other current assets	220	(156)
Intangible and other assets	(249)	(149)
Increase (decrease) in:
Accounts payable	(7,427)	(8,616)
Accrued expenses	(20,007)	(14,085)
Deferred income taxes, long-term	18	-
Other long-term liabilities	490	(25)
All other, net	(514)	2,281
Net cash used in operating activities	(15,466)	(13,074)
Cash Flows From Investing Activities:
Purchases of property, plant and equipment	(5,005)	(10,351)
Proceeds from sales of property, plant and equipment	34	-
Purchases of short-term investments	-	(820)
Proceeds from sales of short-term investments	14,482	18,283
Net cash provided by investing activities	9,511	7,112
Cash Flows From Financing Activities:
Repayments of short-term debt	-	(6,536)
Proceeds from long-term debt	-	29,530
Repayments of long-term debt	(20,040)	(8,170)
Net increase (decrease) in disbursements outstanding	2,358	(261)
Exercise of stock options	2,777	3,109
Excess tax benefit from stock-based compensation	2,286	-
Net cash (used in) provided by financing activities	(12,619)	17,672
Effect of exchange rate changes on cash and cash equivalents	(162)	(415)
Net (decrease) increase in cash and cash equivalents	(18,736)	11,294
Cash and cash equivalents at beginning of period	78,042	56,233
Cash and cash equivalents at end of period	$59,306	$67,527

THE GENLYTE GROUP INCORPORATED
SELECTED SEGMENT DATA
FOR THE THREE MONTHS ENDED APRIL 1, 2006 AND APRIL 2, 2005
(Amounts in thousands)
(Unaudited and Preliminary)

	2006	2005
Net sales:
Commercial segment	$242,267	$223,748
Residential segment	44,820	41,574
Industrial & other segment	42,087	36,039
Total net sales	$329,174	$301,361

Operating profit:
Commercial segment	$30,897	$22,210
Residential segment	7,723	6,192
Industrial & other segment	4,957	3,433
Total operating profit	$43,577	$31,835